                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                                    FORM 8-K
                                 CURRENT REPORT

                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                         Date of Report: March 25, 1996




                             J. RAY McDERMOTT, S.A.
- --------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



     REPUBLIC OF PANAMA             1-13570                    72-1278896
- --------------------------------------------------------------------------------
(State or other jurisdiction      (Commission               (I.R.S. Employer
      of incorporation)            File No.)               Identification No.)



1450 Poydras Street, New Orleans, Louisiana                    70112-6050
- --------------------------------------------------------------------------------
 (Address of principal executive offices)                      (Zip Code)



Registrant's Telephone Number, including Area Code:  (504) 587-5300
                                                     --------------

Item 2.     DISPOSITION OF ASSETS

On March 25, 1996, J. Ray McDermott, S. A. ("JRM") and Heerema Offshore Construction Group, Inc. ("Heerema") entered into a transaction pursuant to which each of them, through their respective subsidiaries, sold to companies included within the HeereMac joint venture (a joint venture that is equally owned by JRM and Heerema, which provides heavy-lift marine installation services) the major marine vessels they had been chartering to the joint venture (JRM's DB101 and DB102 and Heerema's Hermod and Balder) (collectively, the "Vessel Sales"). The DB101 and DB102 are semi-submersible derrick barges with maximum derrick lift of 3,500 and 13,000 tons, respectively.

Under the terms of the transaction, HeereMac purchased JRM's vessels for $210.0 million (consisting of cash of $105.0 million and a promissory note for $105.0 million), and also purchased all of the outstanding stock of the two Heerema subsidiaries that own the Heerema vessels for $210.0 million (consisting of cash of $105.0 million and a promissory note of $105.0 million). Substantially all of the cash portion of the combined purchase price was funded through a $200.0 million stand-alone credit arrangement obtained by the HeereMac joint venture (the "Credit Agreement"), which has an initial term of five years.

The promissory notes received by JRM and Heerema bear interest at the rate of 7.75% per annum and mature on March 31, 2003. All payments of principal and interest on the promissory notes are subordinated to the Credit Agreement insofar as such payments can be made only in accordance with certain provisions of the Credit Agreement relating to available surplus funds. Interest accrued and not paid on such notes will be added to the principal balance of the notes. The notes are unsecured and do not contain any financial covenants or cross-default or cross-acceleration provisions. The amount and nature of the consideration paid in the transaction was determined through negotiations between JRM and Heerema.

JRM used approximately $20.5 million of the cash proceeds it received from the Vessel Sale to repay a floating rate note to McDermott International, Inc. ("McDermott International") and approximately $55 million of the cash proceeds to reduce borrowings under a bank credit agreement. The remaining cash proceeds will be used for general corporate purposes.

As a result of the Vessel Sales, JRM recorded a deferred gain of approximately $103 million, which it will amortize over 12 years.





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Item 7.      PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

   The following pro forma financial information and exhibits are filed as a part of this report.

(b) Pro forma financial information required pursuant to Article 11 of Regulation S-X:

   Item                                                              Page
   ----                                                              ----
   J. Ray McDermott, S.A. Pro Forma Condensed Consolidated
     Financial Statements (Unaudited):

     Pro Forma Condensed Consolidated Balance Sheet -
       December 31, 1995                                               4

     Pro Forma Condensed Consolidated Statement of Income
       - Fiscal Year Ended March 31, 1995                              5

     Pro Forma Condensed Consolidated Statement of Income
       - Nine Months Ended December 31, 1995                           6

     Notes to the Pro Forma Condensed Consolidated Financial
       Statements                                                      7

The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 1995 gives effect to the sale of the vessels as if the disposition had occurred on December 31, 1995. The Unaudited Pro Forma Condensed Consolidated Statement of Income for the fiscal year ended March 31, 1995 includes adjustments relating to the contribution by McDermott International of substantially all of its marine construction services business to JRM and the adjustments relating to the acquisition of Offshore Pipelines, Inc. in January 1995 ("Contribution and Merger Adjustments"). The Unaudited Pro Forma Condensed Consolidated Statements of Income for the fiscal year ended March 31, 1995 and the nine months ended December 31, 1995 give effect to the sale of the vessels as if the disposition had occurred at the beginning of each period. Incremental direct costs associated with the disposition are not material and are not reflected in the unaudited pro forma condensed consolidated financial statements. The pro forma information is based on JRM's previously reported historical financial statements using the assumptions and adjustments in the accompanying Notes to the Pro Forma Condensed Consolidated Financial Statements. The pro forma condensed consolidated financial statements should be read in conjunction with JRM's historical consolidated financial statements and notes thereto contained in its Annual Report on Form 10-K for fiscal year ended March 31, 1995, as amended, and its Quarterly Report on Form 10-Q for the quarter ended December 31, 1995.





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
                             J. RAY McDERMOTT, S.A.
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 1995

                                                                                Vessel Sales
                                                               Historical        Adjustments        Pro Forma
                                                               ----------        -----------        ---------
                                                                               (In thousands)
ASSETS
Current Assets:
  Cash and cash equivalents                               $        79,454    $    23,357 (a)   $      112,811
                                                                                  10,000 (b)
  Accounts and notes receivable                                   332,846            -                332,846
  Contracts in progress                                           174,953            -                174,953
  Other current assets                                             16,134            -                 16,134
- --------------------------------------------------------------------------------------------------------------
     Total Current Assets                                         603,387         33,357              636,744
- --------------------------------------------------------------------------------------------------------------
Property, Plant and Equipment, at Cost                          1,474,473       (246,983)(a)        1,227,490
  Less accumulated depreciation and amortization                  931,274       (138,949)(a)          792,325
- --------------------------------------------------------------------------------------------------------------
     Net Property, Plant and Equipment                            543,199       (108,034)             435,165
- --------------------------------------------------------------------------------------------------------------
Excess of Cost Over Fair Value of Net Assets
  of Purchased Businesses                                         322,750            -                322,750
- --------------------------------------------------------------------------------------------------------------
Investment in Unconsolidated Affiliates                            88,231          3,034 (a)           81,265
                                                                                 (10,000)(b)
- ---------------------------------------------------------------------------------------------------------------
Other Assets                                                       86,923            -                 86,923
- --------------------------------------------------------------------------------------------------------------
       TOTAL                                              $     1,644,490    $   (81,643)      $    1,562,847
==============================================================================================================
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Notes and accounts payable and current
     maturities of long-term debt                         $       354,250    $   (81,643)(a)   $      272,607
  Advance billings on contracts                                    50,071            -                 50,071
  U.S. and foreign Income taxes                                    26,240            -                 26,240
  Other current liabilities                                       163,013            -                163,013
- --------------------------------------------------------------------------------------------------------------
     Total Current Liabilities                                    593,574        (81,643)             511,931
- --------------------------------------------------------------------------------------------------------------
Long-Term Debt                                                    123,358            -                123,358
- --------------------------------------------------------------------------------------------------------------
Deferred and Non-Current Income Taxes                              55,101            -                 55,101
- --------------------------------------------------------------------------------------------------------------
Notes Payable to McDermott International                          231,000            -                231,000
- --------------------------------------------------------------------------------------------------------------
Other Liabilities                                                  66,391            -                 66,391
- --------------------------------------------------------------------------------------------------------------
Stockholders' Equity:
  Preferred stock                                                      32            -                     32
  Common stock                                                        402            -                    402
  Other stockholders' equity                                      574,632            -                574,632
- --------------------------------------------------------------------------------------------------------------
     Total Stockholders' Equity                                   575,066            -                575,066
- --------------------------------------------------------------------------------------------------------------
       TOTAL                                              $     1,644,490    $   (81,643)      $    1,562,847
==============================================================================================================

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.





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
                             J. RAY McDERMOTT, S.A.
         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                    FOR THE FISCAL YEAR ENDED MARCH 31, 1995

                                          Historical                                  Pro Forma
                                    -----------------------  -----------------------------------------------------------
                                                                                Combined
                                                                                  After                       Combined
                                                                                 Giving                         After
                                                                                Effect to                      Giving
                                      J. Ray      Offshore     Contribution    Contribution                    Effect
                                    McDermott,   Pipelines,     and Merger     and Merger    Vessel Sales      to All
                                       S.A.        Inc.*        Adjustments    Adjustments    Adjustments    Adjustments
                                    ----------   ---------   ----------------  -----------   -------------   -----------
Revenues                            $1,127,320   $ 346,461   $    (31,087)(c)  $ 1,442,694   $(31,069) (m)   $1,141,625
- ------------------------------------------------------------------------------------------------------------------------
Costs and Expenses:
  Cost of operations
     (excluding depreciation
     and amortization)                 887,223     290,001        (32,740)(c)    1,146,019          -         1,146,019
                                                                    1,535 (d)
  Depreciation and
     amortization                       70,372      15,725         (2,175)(d)      104,349    (11,157) (m)       93,192
                                                                   18,083 (g)
                                                                     (333)(h)
                                                                    2,677 (i)
  Selling, general and
     administrative expenses           114,165      28,937           (970)(c)      142,132          -           142,132
- ------------------------------------------------------------------------------------------------------------------------
                                     1,071,760     334,663        (13,923)       1,392,500    (11,157)        1,381,343
- ------------------------------------------------------------------------------------------------------------------------
Operating Income before Equity
   in Income of Investees               55,560      11,798        (17,164)          50,194    (19,912)           30,282
Equity in Income
of Investees                            22,857         (80)        (3,846)(c)       23,149      2,967  (n)       34,613
                                                                    4,218 (h)                   8,497  (m)
- ------------------------------------------------------------------------------------------------------------------------
Operating income                        78,417      11,718        (16,792)          73,343     (8,448)           64,895
- ------------------------------------------------------------------------------------------------------------------------
Interest Income                          9,298       1,006            (16)(c)        1,299      8,138  (n)        9,437
                                                                   (8,989)(e)
Interest Expense                       (25,158)     (9,168)          (300)(c)      (37,261)     1,361  (o)      (35,900)
                                                                   16,824 (f)
                                                                     (208)(i)
                                                                      538 (j)
                                                                  (17,325)(k)
                                                                   (2,464)(l)
Other-net                                7,028       2,362             70 (c)        9,460          -             9,460
- ------------------------------------------------------------------------------------------------------------------------
Income before provision for
  income taxes and cumulative
  effect of accounting change           69,585       5,918        (28,662)          46,841      1,051            47,892
Provision for income taxes               8,885         664         (1,469)(c)        8,609          -             8,609
                                                                      224 (d)
                                                                      117 (h)
                                                                      188 (j)
- ------------------------------------------------------------------------------------------------------------------------
Income before cumulative
  effect of accounting
  change                            $   60,700   $   5,254   $    (27,722)     $    38,232   $  1,051        $   39,283
========================================================================================================================

* Historical amounts for OPI represent activity for ten months ended January 31, 1995.

  See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

                             J. RAY McDERMOTT, S.A.
         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                  FOR THE NINE MONTHS ENDED DECEMBER 31, 1995



                                                                               Vessel Sales
                                                                Historical      Adjustments         Pro Forma
                                                                ----------      -----------         ---------
                                                                             (In thousands)
Revenues                                                  $       939,996    $   (26,106) (m)   $     913,890
- --------------------------------------------------------------------------------------------------------------

Costs and Expenses:
  Cost of operations (excluding depreciation
     and amortization)                                            752,450           -                 752,450
  Depreciation and amortization                                    66,045        (11,397) (m)          54,648
  Selling, general and administrative expenses                     85,107           -                  85,107
- --------------------------------------------------------------------------------------------------------------

                                                                  903,602        (11,397)             892,205
- --------------------------------------------------------------------------------------------------------------

Operating Income before Equity in Income
  of Investees                                                     36,394        (14,709)              21,685

Equity in Income of Investees                                       9,845          4,359  (n)          20,577
                                                                                   6,373  (m)
- ---------------------------------------------------------------------------------------------------------------

     Operating income                                              46,239         (3,977)              42,262
- --------------------------------------------------------------------------------------------------------------

Interest Income                                                     3,339          6,103  (n)           9,442
Interest Expense                                                  (33,494)         3,759  (o)         (29,735)
Other-net                                                           6,371           -                   6,371
- --------------------------------------------------------------------------------------------------------------

Income before provision for income taxes                           22,455          5,885               28,340

Provision for income taxes                                          3,979            522  (o)           4,501
- --------------------------------------------------------------------------------------------------------------

Net income                                                $        18,476    $     5,363        $      23,839
==============================================================================================================


See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.





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
                             J. RAY McDERMOTT, S.A.
    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Balance Sheet Adjustments

(a) Sale of two marine vessels to HeereMac for $105,000,000 in cash, which will be used to repay short-term debt and fund working capital requirements, and a promissory note in principal amount of $105,000,000 from HeereMac, net of a deferred gain of $101,966,000.

(b)  Net distribution of cash from HeereMac of $10,000,000.

Statements of Income Adjustments

(c) Adjustment to conform Offshore Pipelines, Inc.'s ("OPI") proportionate consolidation method to JRM's accounting policies.

(d) Adjustments to conform OPI's drydock and depreciation method to JRM's accounting policies.

(e) To adjust interest income for Other Assets (notes receivable from affiliates that are excluded from the contribution of substantially all of McDermott International's marine construction business in accordance with the terms of the Merger Agreement) and accounts and notes receivable (interest income recognized on claims that are excluded from the contribution from McDermott International).

(f) To adjust interest expense on long-term debt (notes payable to affiliates that are excluded in accordance with the terms of the Merger Agreement).

(g)  To amortize over 15 years the costs in excess of net assets acquired.

(h) To record additional depreciation on write-up of OPI's property, plant and equipment based on the estimated remaining life thereof, which is assumed to be 12 years, and to reflect the impact of other purchase accounting adjustments.

(i) To amortize covenants-not-to-compete over a period of 5 years per the terms of the agreements.

(j)  To amortize premium recognized on write-up of OPI debt.

(k)  To record interest expense on the 9% Notes.

(l) To record interest on a floating rate note, that was issued to McDermott International in connection with the contribution transaction referred to in (e) above.

(m) To record the reduction in revenues and depreciation expense relating to the sale of the vessels, and amortization of the deferred gain recorded on the sale.

                             J. RAY McDERMOTT, S.A.
   NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                    (cont.)

(n) To record JRM's share of the net impact of the Vessel Sales on the HeereMac joint venture due to lower operating expenses and increased interest expense on promissory notes to Heerema and JRM and the Credit Agreement issued in conjunction with the transaction. To record interest income on note from HeereMac.

(o) To record adjustments to interest expense resulting from reductions in a floating rate note to McDermott International, Inc. and borrowings by JRM and its subsidiaries under a bank credit agreement. Tax expense on certain assumed interest expense savings is recorded at a 35% (U.S.) rate.





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
                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                J. RAY McDERMOTT, S.A.
                                           -----------------------------------
                                                    (REGISTRANT)




                                        By: /s/ Daniel R. Gaubert
                                           -----------------------------------
                                            Daniel R. Gaubert
                                            Vice President, Finance
                                            (Principal Accounting Officer)


April 5, 1996





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